UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

PROGRESSIVE GREEN SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178652	45-3539010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 County Road 101, Suite E Yaphank, New York	11980
(Address of principal executive offices)	(Zip Code)

(631) 775-8920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 22, 2015, Rick Hamilton resigned as the Company’s President and Director. Eugene Fernandez, the Company’s Vice President of Business Development, Interim Chief Financial Officer and Director, was appointed President to fill the vacancy created by Mr. Hamilton’s resignation.

Eugene Fernandez, 53, President, Vice President of Business Development, Interim Chief Financial Officer and Director. Mr. Fernandez has served as Vice President since June 2012. Mr. Fernandez comes from a long business career that had him operating in both the private and public sectors. During Mr. Fernandez’s career, he has led a number of startups, raised multiple rounds of private and venture capital and has successfully launched new products that were sold to consumer and enterprise customers. Mr. Fernandez has served as the President of BlueGreen Farms, a real estate development company and construction company, and has spearheaded the development of an industrial scale green agricultural company. Mr. Fernandez holds a B.S. in Business Management from Dominican College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE GREEN SOLUTIONS, INC.

Date: May 5, 2015	By:	/s/ Eugene Fernandez
		Name: Title:	Eugene Fernandez President, Interim Chief Financial Officer and Director